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                                                                     EXHIBIT 4.4

                      OWNERTEL, INC. 2001 STOCK OPTION PLAN

                                   ARTICLE I

                                NAME AND PURPOSE

         SECTION 1.01. NAME. The name of the plan shall be the Ownertel, Inc. 2001 Stock Option Plan (the "Plan").

         SECTION 1.02. PURPOSE OF THE PLAN. The purpose of the Plan is to enable the Employees, Consultants and Directors of OwnerTel, Inc. (the "Company") to share in the growth and prosperity of the Company by encouraging stock ownership by Employees, Consultants and Directors and to assist the Company to obtain and retain key management personnel. Either Incentive Stock Options or Nonqualified Stock Options may be granted to Employees of the Company under the Plan but only Nonqualified Stock Options may be granted to Non-Employee Directors and Consultants under the Plan.

                                   ARTICLE II

                                   DEFINITIONS

         As used herein, the following definitions shall apply.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended.

         "Agreement" shall mean a written agreement entered into in accordance with Paragraph 5(c).

         "Board" shall mean the Board of Directors of the Company.

         "Change of Control" means the approval by the Company's shareholders of
(a) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any capital reorganization or reclassification or other change in the Company's then outstanding shares of common stock), (b) a sale or disposition of all or substantially all of the Company's assets, or (c) a plan of liquidation or dissolution of the Company.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Committee" shall mean the Compensation Committee of the Board. If the Board does not have a Compensation Committee, the Board shall constitute the Compensation Committee.

         "Common Stock" shall mean the common stock of the Company.


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         "Company" shall mean Ownertel, Inc., a Georgia corporation.

         "Consultant" shall mean any person, including an advisor, who is not an employee of the Company but who renders services to the Company or any Subsidiary or Affiliate and is compensated for such services.

         "Continuous Service" shall mean the absence of any interruption or termination of service as an Employee or Consultant of the Company or a Subsidiary or Affiliate. Continuous Service shall not be considered interrupted in the case of (a) sick leave, military leave or any other leave of absence approved by the Company, (b) transfers between payroll locations of the Company or between the Company, an Affiliate or a successor, (c) a Director's performance of services in an emeritus or advisory capacity, or (d) changes between a Participant's status as an Employee or Director provided the Participant is continuously performing services for the Company or an Affiliate.

         "Director" shall mean any member of the Board and any member of the board of directors of any Affiliate that the Board has by resolution designated as being eligible for participation in this Plan.

         "Disability" shall mean a physical or mental condition, which in the sole and absolute discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent a Participant from fulfilling his or her duties or responsibilities to the Company or an Affiliate.

         "Effective Date" shall mean the date specified in Section 12.01 hereof.

         "Employee" shall mean any person (including, if appropriate, any Officer or Director) employed by the Company or by any Subsidiary or Affiliate of the Company. The Payment by the Company of a director's fee to a Director shall not be sufficient to constitute "employment" of such Director by the Company.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exercise Price" shall mean the price per Optioned Share at which an Option may be exercised.

         "Fair Market Value" shall mean the fair market value of the Common Stock, as determined under Section 7.02 hereof.

         "Incentive Stock Option" shall mean any stock option granted to an Employee under the Plan, which the Committee intends at the time it is granted to be an incentive stock option within the meaning of Section 422 of the Code.

         "Named Executive" shall mean any individual who, on the last day of the Company's fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four most highly compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.


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         "Non-Employee Director" shall mean any person who is a member of the
Board but is not an Employee of the Company and has not been an Employee of the Company or any subsidiary of the Company at any time during the preceding twelve
(12) months. Service as a director does not in itself constitute employment for purposes of this definition.

         "Nonqualified Stock Option" shall mean any stock option granted to an Employee, Non-Employee Director or Consultant under the Plan which is not a stock option within the meaning of Section 422 of the Code.

         "Option" shall mean an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to this Plan.

         "Optioned Shares" shall mean Shares subject to an Option granted pursuant to this Plan.

         "Participant" shall mean any person who receives an Option pursuant to the Plan.

         "Permanent and Total Disability" shall mean, as determined by the Committee, an illness or injury of a potentially permanent nature, expected to last for a continuous period of at least twelve (12) months, certified by a physician selected by or satisfactory to the Committee, which prevents the Participant from engaging in any occupation for wage or profit for which the Participant is reasonably fitted by training, education or experience.

         "Plan" shall mean this Ownertel, Inc. 2001 Stock Option Plan.

         "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act, as amended, or any successor provision.

         "Share" shall mean one share of Common Stock.

         "Year of Service" shall mean a full twelve-month period, measured from the grant date of an Option and each annual anniversary of that date, during which a Participant has not terminated Continuous Service for any reason.

                                   ARTICLE III

                          TERM OF THE PLAN AND OPTIONS

         SECTION 3.01. TERM OF THE PLAN. This Plan shall remain in effect until terminated by the Board. Termination of the Plan shall not affect any Options previously granted, and such Options shall remain valid and in effect until they have been earned and paid, or by their terms expire or are forfeited. No Option shall be granted under the Plan after ten years from the Effective Date.

         SECTION 3.02. TERM OF OPTIONS. The term of each Option granted under the Plan shall be established by the Committee, but shall not exceed 10 years; provided, however, that in the case of an Employee who owns Shares representing more than 10% of the outstanding Common Stock at the time an Incentive Stock Option is granted, the term of such Incentive Stock Option shall not exceed five years.


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                                   ARTICLE IV

                           SHARES SUBJECT TO THE PLAN

         Except as otherwise required under Article 9, the aggregate number of Shares deliverable pursuant to Options shall be in such amounts as the Board of Directors or the Compensation Committee shall determine from time to time. Such Shares may either be authorized but unissued Shares, Shares held in treasury, or Shares held in a grantor trust created by the Company. If any Option should expire, become unexercisable, or be forfeited for any reason, the Shares subject to the Option shall, unless the Plan shall have been terminated, be available for the grant of additional Options under the Plan.

                                    ARTICLE V

                           ADMINISTRATION OF THE PLAN

         SECTION 5.01. COMPOSITION OF THE COMMITTEE. The Committee shall administer the Plan. In the absence at any time of a duly appointed Committee, the Board shall administer the Plan.

         SECTION 5.02. POWERS OF THE COMMITTEE. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (a) to select Participants and grant Options, (b) to determine the form and content of Options to be issued under the Plan, (c) to interpret the Plan, (d) to prescribe, amend and rescind rules and regulations relating to the Plan, and (e) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and the Board may delegate authority as to it from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

         SECTION 5.03. AGREEMENT. Each Option granted by the Committee shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Company and the Participant and every Participant who enters into an Agreement shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions as the Committee, in its discretion may determine, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement (a) the Exercise Price of the Option, (b) the number of Shares subject to, and the expiration date of, the Option, (c) the manners, times and rates (cumulative or otherwise) of exercise or vesting of such Option, and (d) the restrictions, if any, placed upon such Option or upon Shares which may be issued upon exercise of such Option.


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         The Chairman of the Committee and such other Directors and officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of the Options.

         SECTION 5.04. EFFECT OF THE COMMITTEE'S DECISIONS. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

         SECTION 5.05. INDEMNIFICATION. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Option granted hereunder to the full extent provided for under the Company's governing instruments with respect to the indemnification of Directors.

                                   ARTICLE VI

                                GRANT OF OPTIONS

         SECTION 6.01. GENERAL RULE. The Committee shall have the discretion to grant Non-Employee Directors, Directors (including members of the Committee), Consultants and Employees Options to purchase Optioned Shares, which shall be subject to any restrictions or conditions imposed pursuant to Article 15 of this Plan.

         SECTION 6.02. SPECIAL RULES FOR INCENTIVE STOCK OPTIONS. The aggregate Fair Market Value, as of the date the Option is granted, of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company or any present or future Affiliate of the Company) shall not exceed $100,000. Notwithstanding the foregoing, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be treated as Nonqualified Stock Options. For purposes of this Section 6.02, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date of grant of such Option.

                                  ARTICLE VII

                           EXERCISE PRICE FOR OPTIONS

         SECTION 7.01. OPTION EXERCISE PRICE.

                  (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Committee, but shall be subject to the following:

                           (i)      In the case of an Incentive Stock Option

                                    (A)      granted to an Employee who, at the
                           time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company


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                           or any Parent or Subsidiary, the per share exercise
                           price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                                    (B)      granted to any Employee, the per
                           share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                           (ii)     In the case of a Nonstatutory Stock Option

                                    (A)      granted to a person who, at the
                           time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

                                    (B)      granted to a person who, at the
                           time of the grant of such Option, is a Named
                           Executive of the Company, the per share Exercise Price shall be no less than 100% of the Fair Market Value on the date of grant of such Option is intended to qualify as performance-based compensation under
                           Section 162(m) of the Code.

                                    (C)      granted to any person, the per
                           Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

         SECTION 7.02. STANDARDS FOR DETERMINING FAIR MARKET VALUE. The Fair Market Value of the Optioned Shares shall be determined as follows:

                  (a) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange on the date of determination (or if no trading or bids occurred on the date of determination, on the last trading day prior to the date of determination), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

                  (b) If the Common Stock is quoted on the NASDAQ System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock for the date of determination (or if no bids occurred on the date of determination, on the last trading day prior to the date of determination); or

                  (c) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.


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                                  ARTICLE VIII

                               EXERCISE OF OPTIONS

         SECTION 8.01. GENERALLY. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, consistent with the terms of the Plan, and reflected in the Option Agreement, including any vesting requirements and/or performance criteria with respect to the Company and/or the Optionee.

         Notwithstanding the foregoing, each Participant shall become (100%) vested immediately (a) upon termination of the Participant's Continuous Service due to the Participant's Disability or death, or (b) termination of the Participant's Continuous Service within 12 months following a Change in Control, unless such termination was for "Cause" as defined in Section 8.03 below. An Option may not be exercised for a fractional Share.

         SECTION 8.02. PROCEDURE FOR EXERCISE. A Participant may exercise an Option, subject to provisions relative to its termination and limitations on its exercise, only by (a) written notice of intent to exercise the Option with respect to a specified number of Shares, and (b) payment to the Company (contemporaneously with delivery of such notice) (i) in cash, (ii) by check,
(iii) by delivery of a promissory note with such recourse, interest, security and redemption provisions as the Committee determines to be appropriate (subject to the provisions of Section 153 of the Delaware General Corporation Law); provided that the term of such promissory note shall not exceed twelve (12) months, (iv) by the transfer and delivery to the Company of Shares having a Fair Market Value on the date of exercise of the Option at least equal to the option price, (v) by authorization from the Company to retain from the total number of shares as to which the Option is exercised that number of shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the option is exercised; or (vi) any combination of
(i) through (v). Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the President or Chief Executive Officer of the Company at its executive offices. Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Fair Market Value at the date of exercise.

         SECTION 8.03. PERIOD OF EXERCISABILITY. Except to the extent otherwise provided herein or in the terms of an Agreement, an Option may be exercised by a Participant only while he has maintained Continuous Service from the date of the grant of the Option, or within three months after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire).

                  (a)      DEATH.

                           (i) If the Optionee shall die at any time after the date an Option is granted and prior to any termination hereof, the executor or administrator of the estate of the Optionee or the person or persons to whom the Option shall have been validly transferred by the executor or the administrator pursuant to will or the laws of descent and distribution shall have the right, during the period ending one (1) year after the date of the Optionee's death, to exercise the Option to the


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                  extent that it was exercisable at the date of death and shall not have been exercised. Any Options not exercised within said time period shall terminate and all rights thereunder shall cease. In the event of the Optionee's death, any Options not vested as of the date of the Optionee's death shall become immediately vested; provided, however, that the Optionee was continuously employed by the Company, or continuously served on the Board or as a Consultant for at least three years, or such shorter period as the Committee determines in its sole discretion.

                           (ii) Notwithstanding the foregoing, no transfer of an Option by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

                  (b) PERMANENT AND TOTAL DISABILITY. If the Optionee becomes Permanently and Totally Disabled at any time after the date an Option is granted and prior to any termination thereof, the Optionee (or in the case of the Optionee becoming mentally incapacitated, his guardian or legal representative) shall have the right, during a period ending one (1) year after such Permanent and Total Disability, to exercise the Option to the extent that it was exercisable at the date of such Permanent and Total Disability and shall not have been exercised. Any Options not exercised within said time period shall terminate and all rights thereunder shall cease. In the Event of the Optionee's Permanent and Total Disability, any Options not vested as of the date of the Optionee's Permanent and Total Disability shall become immediately vested; provided, however, that the Optionee was continuously employed by the Company, or continuously served on the Board or as a Consultant for at least three (3) years, or such shorter period as the Committee determines in its sole discretion.

                  (c)      OTHER.

                           (i) Upon termination of the Participant's continuous service within twelve (12) months of a Change in Control, all options shall become fully exercisable.

                           (ii) Upon termination of the Participant's employment with the Company by Participant (other than due to death or Permanent and Total Disability) or by the Company (other than for Cause), any Options not vested as of the date of the Participant's termination shall immediately terminate and all rights thereunder shall cease unless the Committee determines otherwise in its sole discretion. If a registration statement has been declared effective under the Securities Act of 1933, as amended, relating to the issuance of shares under the Plan, vested Options shall terminate ninety (90) days after termination of Optionee's employment with the Company and all rights under such Options shall cease unless the Committee determines otherwise in its sole discretion. If a registration statement has not been declared effective under the Securities Act of


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                  1933, vested Options shall terminate one (1) year after
                  termination of Participant's employment with the Company and all rights under such Options shall cease unless the Committee determines otherwise in its sole discretion.

                           (iii) The Participant's rights to exercise such Options shall terminate immediately upon termination of the Participant's Continuous Service due to "Cause" which for purposes hereof shall have the meaning set forth in any unexpired employment, consulting, or severance agreement between the Participant and the Company (and, in the absence of any such agreement, shall mean termination because of the Participant's dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses); and

                           (iv) The Participant's rights to exercise such Options shall terminate immediately upon a determination by the Committee that the Participant has violated a noncompetition provision contained in any unexpired employment, consulting, or other written agreement between the Participant and the Company or an Affiliate.

         SECTION 8.04. EFFECT OF THE COMMITTEE'S DECISIONS. The Committee's determination whether a Participant's Continuous Service has ceased, and the effective date thereof, shall be final and conclusive on all persons affected thereby.

         SECTION 8.05. BUY-OUT PROVISION. The Committee may at any time offer to buy out for a payment in cash or Shares an Option previously granted under the Plan based on such terms and conditions as the Committee shall establish and communicate to the Optionee at the time such offer is made.

                                   ARTICLE IX

                      CHANGE IN CONTROL; EFFECT OF CHANGES
                       IN COMMON STOCK SUBJECT TO THE PLAN

         SECTION 9.01. CHANGE IN CONTROL. Upon a termination of a Participant's Continuous Service within 12 months of a Change in Control, all Options shall become fully exercisable, notwithstanding any other provision of the Plan or any Agreement.

         SECTION 9.02. RECAPITALIZATIONS; STOCK SPLITS, ETC. The number and kind of Shares reserved for issuance under the Plan, and the number and kind of Shares subject to outstanding Options, and the Exercise Price thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.


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         SECTION 9.03. TRANSACTIONS IN WHICH THE COMPANY IS NOT THE SURVIVING
ENTITY. In the event of (a) the liquidation or dissolution of the Company, (b) a merger or consolidation in which the Company is not the surviving entity, or (c) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Options, together with the Exercise Prices thereof, shall be equitably adjusted for any change or exchange of Shares for a different number or kind of shares or other securities which results from the Transaction, and the forfeiture provisions set forth in subsections 8(c)(2) and 17(c) shall automatically become null and void.

         SECTION 9.04. SPECIAL RULE FOR INCENTIVE STOCK OPTIONS. Any adjustment made pursuant to Sections 9.02 and 9.03 shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding Incentive Stock Options.

         SECTION 9.05. CONDITIONS AND RESTRICTIONS ON NEW, ADDITIONAL, OR DIFFERENT SHARES OR SECURITIES. If, by reason of any adjustment made pursuant to this Article IX, a Participant becomes entitled to new, additional, or different shares of stock or securities, then, except as expressly provided in this
Article IX, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to this Plan and any applicable Agreement before the adjustment was made. No fractional shares of Company Stock resulting from any adjustments made pursuant to this Article IX shall be issued upon exercise of an Option, but the Fair Market Value of any such fractional share shall be paid in cash upon such exercise.

         SECTION 9.06. OTHER ISSUANCES. Except as expressly provided in this Section, the issuance by the Company, a Subsidiary or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Options or reserved for issuance under the Plan.

         SECTION 9.07. CERTAIN SPECIAL DIVIDENDS. The Exercise Price of Shares subject to outstanding Options shall be proportionately adjusted upon the payment of a special large and nonrecurring dividend that has the effect of a return of capital to the stockholders.

                                    ARTICLE X

                 NON-TRANSFERABILITY OF INCENTIVE STOCK OPTIONS

         Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds Nonqualified Stock Options may transfer such Nonqualified Stock Options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. The Nonqualified Stock Options so transferred may thereafter be transferred only to the Participant who originally received the grant or to an individual or trust to whom the Participant could have initially transferred the Nonqualified Stock Options pursuant to


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this Article 10. Nonqualified Stock Options which are transferred pursuant to this Article 10 shall be exercisable or earned by the transferee according to the same terms and conditions as applied to the Participant.

                                   ARTICLE XI

                            TIME OF GRANTING OPTIONS

         The date of grant of an Option shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Option and the Effective Date. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

                                   ARTICLE XII

                                 EFFECTIVE DATE

         The Plan shall become effective , 2001, subject to its approval by a favorable vote of at least a majority of the total votes cast at a duly called meeting, or written consent in lieu thereof, of the Company's stockholders held in accordance with Applicable Laws.

                                  ARTICLE XIII

                             MODIFICATION OF OPTIONS

         At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Option, provided no such modification shall confer on the holder of said Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, or impair the Option without the consent of the holder of the Option.

                                   ARTICLE XIV

                      AMENDMENT AND TERMINATION OF THE PLAN

         The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Options, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Option, alter or impair any rights or obligations under any Option theretofore granted.

                                   ARTICLE XV

                       CONDITIONS UPON ISSUANCE OF SHARES

         SECTION 15.01. INVESTMENT ASSURANCES. The Company may require a Participant, as a condition of exercising or acquiring stock under any Option grant, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the


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Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option grant; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the stock subject to the Option grant for the Participant's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares upon the exercise or acquisition of stock under the Option grant has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

         SECTION 15.02. SPECIAL CIRCUMSTANCES. The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

         SECTION 15.03. REPURCHASE RIGHT; DAMAGES. The Company shall have the right to forfeit Shares (in the case of Optioned Shares, in exchange for any Exercise Price paid by the Participant) that a Participant receives pursuant to an Option if the Participant breaches a noncompetition provision in any unexpired employment, consulting or other written agreement between the Participant and the Company or an Affiliate. If a Participant has disposed of such Shares, the Company may seek compensatory damages from the Participant, as well as seek specific performance for the sale to the Company of such other Shares that the Participant owns or controls (but only to the extent necessary to provide the Company with the recovery contemplated in the preceding sentence).

         SECTION 15.04. COMMITTEE DISCRETION. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal, or to establish repurchase rights, or to pay an Optionee the in-the-money value of his Option in consideration for its cancellation, or all or any combination of these or other restrictions.

                                   ARTICLE XVI

                              RESERVATION OF SHARES

         The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.


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                                  ARTICLE XVII

                                WITHHOLDING TAX

         As a condition of the exercise of an Option granted under the Plan, the Participant (or in the case of the Participant's death, the person exercising the Option) shall make such arrangements as the Committee may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise of the Option and the issuance of Shares. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares that he already owns, having a value equal to the amount required to be withheld. The value of the Shares to be withheld, or delivered to the Company, shall be based on the Fair Market Value of the Shares on the date the amount of tax to be withheld is determined. As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

                                  ARTICLE XVIII

                              NO SHAREHOLDER RIGHTS

         No Participant shall have any voting or dividend rights or other rights of a stockholder in respect of any Shares covered by an Option prior to the time said Shares are actually distributed to him.

                                   ARTICLE XIX

                          NO EMPLOYMENT OR OTHER RIGHTS

         In no event shall an Employee's or Director's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee, Director, or any other party to continue employment by or service with the Company or any Affiliate. No Employee or Director shall have a right to be granted an Option or, having received an Option, the right to again be granted an Option. An Employee or Director who has been granted an Option however, if otherwise eligible, may be granted an additional Option or Options.

                                   ARTICLE XX

                                  GOVERNING LAW

         The Plan shall be governed by and construed in accordance with the laws of the State of Georgia, except to the extent that federal law shall be deemed to apply.

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